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Response USA, Inc.
June 2, 1994
Page 14

                                                                    Exhibit 23.2

CONSENT OF DELOITTE & TOUCHE LLP

We consent to the incorporation by reference in this Registration Statement of Microtel International, Inc. on Form S-8 of our report dated August 13, 1994 (November 18, 1994 as to paragraphs two through four in Note 3) appearing in the Annual Report on Form 10-K of Microtel International, Inc. (formerly CXR Corporation) for the year ended December 31, 1995.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
September 23, 1996

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